Q3 2022 Earnings Presentation

2 Westlake Third Quarter 2022 Highlights  Solid financial results given the challenging macroeconomic backdrop and industry conditions:  Net sales of $4.0 billion, an increase of 29% vs. third quarter 2021 net sales  Net income of $401 million, after a legal charge, decreased 34% vs. third quarter 2021 net income  EBITDA of $804 million, a decrease of 25% vs. third quarter 2021 EBITDA  A legal charge negatively impacted EBITDA1 ($70 million), net income ($54 million), and net income per share ($0.42)  Capturing the benefits from recent acquisitions  With approximately 85% of its production based in North America, Westlake is well positioned to benefit from advantaged power and energy costs relative to global competitors  Free cash flow of $629 million increased $18 million vs. third quarter 2021 free cash flow  Strong balance sheet with $1.8 billion of cash and cash equivalents and $4.8 billion of gross debt locked in at rates averaging 3.2% with a weighted average maturity of 17 years Westlake delivers differentiated, specialty and branded products and solutions 1) The $70 million legal charge was recorded in cost of goods sold

Westlake Corporation Performance Third Quarter 2022

($ in millions)	3Q 2022	2Q 2022	3Q 2022 vs. 2Q 2022	3Q 2021	3Q 2022 vs. 3Q 2021	YTD 2022	YTD 2021	YTD 2022 vs. YTD 2021
Sales	**$3,956**	**$4,483**	**(12%)**	**$3,055**	**29%**	**$12,495**	**$8,271**	**51%**
Operating Income	**$516**	**$1,175**	**(56%)**	**$861**	**(40%)**	**$2,723**	**$1,927**	**41%**
Performance and Essential Materials EBITDA	*$561*	*$1,162*	*(52%)*	*$946*	*(41%)*	*$2,794*	*$2,250*	*24%*
Housing and Infrastructure Products EBITDA	*$254*	*$310*	*(18%)*	*$137*	*85%*	*$822*	*$372*	*121%*
Corporate EBITDA	*($11)*	*($16)*	-	*($6)*	-	*($56)*	*($60)*	-
EBITDA[1]	**$804**	**$1,456**	**(45%)**	**$1,077**	**(25%)**	**$3,560**	**$2,562**	**39%**

- – Weaker global demand drove sequentially lower sales prices for PE and PVC resin, particularly in export markets
- – Tighter global energy markets caused higher feedstock, fuel and power costs, particularly in Europe
- – Lower construction demand drove reduced PVC sales volume, on both a sequential and YoY basis
- + Supply constraints drove higher caustic soda sales prices, on both a sequential and YoY basis
- + Westlake's leading market positions, globally advantaged energy cost with vertical integration captures margins across the value chain through the cycle

1) *Reconciliations of EBITDA, Performance and Essential Materials EBITDA, Housing and Infrastructure Products EBITDA and Corporate EBITDA to the applicable GAAP measures can be found on pages 13 and 14*

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Westlake

4 We are expanding our portfolio of sustainable products and prioritizing implementation of additional environmentally friendly innovation by incorporating recycled and bio-derived materials while maintaining product quality: • One Pellet Solution (Polyethylene) – an efficient polyethylene solution incorporating post consumer resin (PCR) while maintaining the strength of plastic materials • GreenVin® Lower-Carbon PVC and Caustic Soda (Vinnolit) – meets market demand for lower-carbon plastics and materials (see “Spotlight” on the right) • Dimex – one of the largest processors of recycled plastic materials in the US and the leading supplier of recycled flexible PVC and TPE compounds; includes products such as the MotionTex® exercise equipment mat • Epoxy – given its lightweight properties, epoxy is used in coatings and composites to fabricate wind turbine blades and light-weight aerospace and automotive components • ABA Pipe – co-extruded PVC sewer pipe containing approximately 70% post industrial resin (PIR) • Molecul r-Oriented PVC (PVC-O) Pipe – engineering solution for lighter-weight, more durable PVC pipe that is manufactured with a lower-carbon footprint than commonly used water main pipe materials1 • DaVinci Roof Composite – recycles more than 1.1 MM pounds annually of in-house generated scrap; hard to recycle waste sent to Dimex to incorporate • Westlake Royal Roofing Solutions™ – elevated batten system allows air to flow under the roof deck resulting in less energy usage compared to standard asphalt shingle roof A-B-A Pipe Sustainability Update: Product Innovation PVC-O Roof Composite Roofing Solutions Polyethylene – One Pellet Solution Dimex – MotionTex® Epoxy – Renewable Energy Spotlight on GreenVin® Product line encompasses PVC and Caustic Soda • Market demand for lower-carbon plastics and materials is rising rapidly as more customers seek ways to reduce their carbon footprints and meet their sustainability goals. • GreenVin® uses renewable power in the manufacturing process, thus meeting this increasingly important market demand. • GreenVin® PVC performs as well as traditional PVC while offering a more climate-friendly product with 25% less carbon footprint2 1) www.westlake.com/news/westlakes-napco-pipe-fittings-introduces-high-performance- molecular-oriented-pvc-c909-pipe 2) www.westlakevinnolit.com/en/westlakes-vinnolit-introduces-new-lower-carbon-greenvin-pvc

A Proven Strategy of Creating Value Through the Cycle

Leveraging strengths across incremental opportunities



Vertically Integrated, Globally Advantaged

Integrated chain supported by a well invested production footprint with a globally advantaged low-cost position in North America and downstream focus



North America Focused Branded Products

Strong brand recognition in building materials across the portfolio with resilient businesses and sustainably oriented products



Superior Stewards of Capital

Maintaining our strong capital discipline aimed at operational improvements, capacity additions and M&A backed by an economic value-add approach


Ten Year Average
25%
20%
15%
10%
5%
0%
Return on Capital Employed
Westlake
Chemical Peers
Building Peers

Robust Shareholder Value

Maximizing long-term shareholder value through focused execution, capital allocation, partnering with customers, and delivering essential materials with a focus on sustainability

Aimed at Enhancing Returns Through Value Creation and Customer Solutions

5

Source: FactSet: Chemical peers includes: EMN, HUN, OLN, LYB, DOW
Building products peer includes: JHX, FBHS, MAS, PGTI, DOOR, CNR, JELD

Westlake

6 Segment Update

Performance and Essential Materials ("PEM") Segment Performance

($ in millions)	3Q 2022	2Q 2022	3Q 2022 vs. 2Q 2022	3Q 2021	3Q 2022 vs. 3Q 2021	YTD 2022	YTD 2021	YTD 2022 vs. YTD 2021
Performance Materials Sales	**$1,689**	**$2,060**	**(18%)**	**$1,588**	**6%**	**$5,678**	**$4,333**	**31%**
Essential Materials Sales	**$1,022**	**$1,044**	**(2%)**	**$734**	**39%**	**$2,969**	**$1,877**	**58%**
Total PEM Sales	$2,711	$3,104	(13%)	$2,322	17%	$8,647	$6,210	39%
Operating Income	$353	$965	(63%)	$769	(54%)	$2,197	$1,728	27%
EBITDA[1]	$561	$1,162	(52%)	$946	(41%)	$2,794	$2,250	24%
EBITDA Margin[2]	21%	37%	-	41%	-	32%	36%	-

- – Softening global demand along with higher raw material and energy costs drove lower sales prices and integrated margins for the Performance Materials portion of PEM, on both a sequential and YoY basis
- – Slowing construction demand in North America, along with lower industrial activity and consumer spending in Europe, led to lower operating rates and sales volumes for caustic and PVC, on both a sequential and YoY basis
- – A $70 million legal charge[3] related to pending litigation reduced margin, on both a sequential and YoY basis
- \+ Cost-competitive export increases drove higher PE sales volume, on both a sequential and YoY basis
- \+ Lower industry operating rates drove higher sales prices for caustic soda, on both a sequential and YoY basis

PEM Segment 3Q 2022 vs. 2Q 2022

Average Sales Price	Volume
-6.7%	-6.0%

PEM Segment 3Q 2022 vs. 3Q 2021

Average Sales Price	Volume
+7.3%	+9.5%

1) Reconciliations of PEM EBITDA to the applicable GAAP measure can be found on page 14
2) EBITDA margin is calculated by dividing EBITDA by Total PEM Sales
3) The $70 million legal charge was recorded in cost of goods sold

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Westlake

8 Epoxy extends Westlake’s end-market exposure to higher growth sustainability- oriented markets such as windmill blades for renewable energy as well as automotive and aerospace light weighting Cost-advantaged North America position (~85% of production capacity) at a time of high global raw material and energy costs provides increased export opportunities to counter slowing demand in some domestic end markets Well positioned to benefit from secular demand driven by increasing product specifications for formulated, differentiated and specialty products in housing, packaging, wind energy, aerospace and automotive Strong caustic soda prices driven by lower chlor-alkali operating rates due to globally slowing PVC construction demand 1 2 3 4 Performance and Essential Materials Update

9 Housing and Infrastructure Products (“HIP”) Segment Performance 1) Reconciliations of HIP EBITDA to the applicable GAAP measure can be found on page 14 2) EBITDA margin is calculated by dividing EBITDA by Total HIP Sales – Weaker new residential construction markets, as a result of rising mortgage rates, and customer destocking early in the quarter drove sequentially lower sales volume – Lower fixed cost absorption, as a result of the lower sales volume, drove sequentially lower segment margins + Benefited from recent acquisitions and associated integration activities HIP Segment 3Q 2022 vs. 2Q 2022 Average Sales Price Volume +1.9% -11.6% HIP Segment 3Q 2022 vs. 3Q 2021 Average Sales Price Volume +31.1% +38.6% ($ in millions) 3Q 2022 2Q 2022 3Q 2022 vs. 2Q 2022 3Q 2021 3Q 2022 vs. 3Q 2021 YTD 2022 YTD 2021 YTD 2022 vs. YTD 2021 Housing Products Sales $1,018 $1,116 (9%) $536 90% $3,106 $1,491 108% Infrastructure Products Sales $227 $263 (14%) $197 15% $742 $570 30% Total HIP Sales $1,245 $1,379 (10%) $733 70% $3,848 $2,061 87% Operating Income $186 $236 (21%) $103 81% $607 $270 125% EBITDA1 $254 $310 (18%) $137 85% $822 $372 121% EBITDA Margin2 20% 22% - 19% - 21% 18% -

10 Repair & remodel (R&R) activity relatively stable, consistent with its lower historical volatility compared to new home construction Slowing new home construction demand driven by affordability concerns as mortgage rates reach a 20-year high Longer-term fundamentals for housing strength remain intact related to recent decade-plus of under-building, increasingly favorable demographics, and prevalence of remote work Infrastructure Investment and Jobs Act beginning to drive demand as states and municipalities develop and start construction of projects to address our nation’s long neglected infrastructure needs 1 2 3 4 Housing and Infrastructure Products Update

11 Financial Reconciliations

Consolidated Statements of Operations

	Three months ended September 30,		Three months ended June 30,	Nine months ended September 30,	
	2022	2021	2022	2022	2021
	(In millions of dollars, except per share data)				
Performance and Essential Materials Sales	$ 2,711	$ 2,322	$ 3,104	$ 8,647	$ 6,210
Housing and Infrastructure Products Sales	1,245	733	1,379	3,848	2,061
Net sales	3,956	3,055	4,483	12,495	8,271
Cost of sales[1]	3,180	2,037	3,038	8,989	5,872
Gross profit	776	1,018	1,445	3,506	2,399
Selling, general and administrative expenses	215	122	220	635	383
Amortization of intangibles	39	29	43	124	83
Restructuring, transaction and integration-related costs	6	6	7	24	6
Income from operations	516	861	1,175	2,723	1,927
Interest expense	(44)	(61)	(44)	(134)	(130)
Other income, net	24	13	17	52	35
Income before income taxes	496	813	1,148	2,641	1,832
Provision for income taxes	84	193	275	592	423
Net income	412	620	873	2,049	1,409
Net income attributable to noncontrolling interests	11	13	15	34	38
Net income attributable to Westlake Corporation[2]	**$ 401**	**$ 607**	**$ 858**	**$ 2,015**	**$ 1,371**
Earnings per common share attributable to Westlake Corporation:					
Basic	$ 3.12	$ 4.71	$ 6.65	$ 15.65	$ 10.65
Diluted	$ 3.10	$ 4.69	$ 6.60	$ 15.54	$ 10.60

1) *Cost of sales was negatively impacted by a $70 million legal charge for the three months ended September 30, 2022*
2) *Net income was negatively impacted by a $54 million legal charge (net of a $16 million income tax impact) for the three months ended September 30, 2022*

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13 Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities Net cash provided by operating activities $ 947 $ 755 $ 913 $ 2,560 $ 1,637 Changes in operating assets and liabilities and other Deferred income taxes Net income Less: Other income, net Interest expense Provision for income taxes Income from operations Add: Depreciation and amortization Other income, net EBITDA $ 804 $ 1,077 $ 1,456 $ 3,560 $ 2,562 17 24 13 52 35 264 264 203 785 600 (275)(84) (193) (592) (423) 1,175 516 861 2,723 1,927 17 24 13 52 35 (44)(44) (61) (134) (130) 873412 620 2,049 1,409 (In millions of dollars) (50) (1)(572) (109) (467) (178) (39)37 (26) (44) Three months ended June 30, Three months ended September 30, Nine months ended September 30, 20222022 2021 2022 2021

Reconciliation of PEM, HIP and Corporate EBITDA to Applicable Operating Income (Loss)

	Three months ended September 30, 2022	Three months ended September 30, 2021	Three months ended June 30, 2022	Nine months ended September 30, 2022	Nine months ended September 30, 2021
			(In millions of dollars)		
Performance and Essential Materials EBITDA[1]	$ **561**	$ **946**	$ **1,162**	$ **2,794**	$ **2,250**
Less:					
Depreciation and Amortization	196	168	192	572	497
Other Income (Expenses)	12	9	5	25	25
Performance and Essential Materials Operating Income (Loss)	353	769	965	2,197	1,728
Housing and Infrastructure Products EBITDA	**254**	**137**	**310**	**822**	**372**
Less:					
Depreciation and Amortization	65	34	70	206	98
Other Income (Expenses)	3	-	4	9	4
Housing and Infrastructure Products Operating Income (Loss)	186	103	236	607	270
Corporate EBITDA	**(11)**	**(6)**	**(16)**	**(56)**	**(60)**
Less:					
Depreciation and Amortization	3	1	2	7	5
Other Income (Expenses)	9	4	8	18	6
Corporate Operating Income (Loss)	(23)	(11)	(26)	(81)	(71)
Performance and Essential Materials Operating Income (Loss)	353	769	965	2,197	1,728
Housing and Infrastructure Products Operating Income (Loss)	186	103	236	607	270
Corporate Operating Income (Loss)	(23)	(11)	(26)	(81)	(71)
Total Operating Income (Loss)	$ **516**	$ **861**	$ **1,175**	$ **2,723**	$ **1,927**

1) PEM EBITDA was negatively impacted by a $70 million legal charge for the three months ended September 30, 2022
Note: EBITDA margin is calculated by dividing EBITDA by Sales; see slides 7 and 9 for details

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Westlake

15 Safe Harbor Language This presentation contains certain forward-looking statements including statements regarding creating value for our shareholders, pricing and demand for our products, industry outlook for both of our segments, our cost control and efficiency efforts, our ability to deliver end-use building products to consumers, our ability to capture integrated chain margin, our development of additional green products in the future, our sustainability goals and commitments and our reduction in carbon impact and increased export opportunities in our Performance and Essential Materials segment. Actual results may differ materially depending on factors, including, but not limited to, the following: the effects of our recently completed acquisitions, including our future financial condition, results of operations, strategy and plans; and expected synergies and other benefits from the acquisitions and our ability to realize such synergies and other benefits; general economic and business conditions; the cyclical nature of the chemical and building products industries; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and unrest in the Middle East and elsewhere including the conflict between Russia and Ukraine; uncertainties associated with pandemic infectious diseases, particularly COVID-19; current and potential governmental regulatory actions in the United States and other countries; industry production capacity and operating rates; the supply/demand balance for our products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks); changes in laws or regulations, including trade policies; technological developments; information systems failures and cyber attacks; foreign currency exchange risks; our ability to implement our business strategies; creditworthiness of our customers; and other factors described in our reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Investor Relations Contacts Westlake Corporation 2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 713-960-9111 Steve Bender Executive Vice President & Chief Financial Officer Jeff Holy Vice President & Treasurer